Exhibit 3.2
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                            ACTIVE ACQUISITIONS, INC.

                                     BYLAWS


ARTICLE I  MEETING OF STOCKHOLDERS
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         1.  Stockholders'   Meetings  shall  be  held  in  the  office  of  the
corporation, at Reno, Nevada, or at such other place or places as the Directors shall from time to time determine.
         2. The annual meeting of the stockholders of this corporation shall be held at 11:00 a.m. on the 10th day of January each year beginning in 1989, at which time there shall be elected by the stockholders of the corporation a Board of Directors for the ensuing year, and the stockholders shall transact such other business as shall properly come before them.
         3. A notice setting out the time and place of such annual meeting shall be mailed postage prepaid to each of the stockholders of record, at his address and as the same appears on the stock book of the Company, or if no such address appears, at his last known place of business, at least ten (10) days prior to the annual meeting.
         4. If a quorum not present at the annual meeting the stockholders present in person in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each stockholder at least ten (10) days before such adjourned from day to day as they see fit, and no notice of such adjournment need be given.
         5. Special meetings of the stockholders may be called at any time by the President, any three (3) Directors, or by the holder of a majority share of the capital stock of the corporation. The Secretary shall mail a notice of such meeting called to each stockholder of the company at least ten (10) days before

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such meeting, and such notice shall state the time and place of the meeting, and the object thereof. No business shall be transacted at a special meeting except as stated in the notice sent to the stockholders, unless by unanimous consent of all stockholders present, either in person or by proxy, all such stock being represented at the meeting.
         6. A majority of the stock issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders.
         7. Each stockholder shall be entitled to one vote for each share of stock in his own name on the books of the company, whether represented in person or by proxy.
         8. All proxies shall be in writing and signed.
         9. The following order of business shall be observed at all meetings of the stockholders so far as is practicable:

                  a. Call the roll;
                  b. Reading, correcting, and approving of the minutes of the previous meeting;
                  c. Reports of Officers;
                  d. Reports of Directors;
                  e. Election of Directors;
                  f. Unfinished Business; and
                  g. New Business


ARTICLE II STOCK
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         1.  Certificates  of stock  shall be in a form  adopted by the Board of
Directors and shall be signed by the President and Secretary of the Corporation.
         2. All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the company's books.


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         3. All certificates of stock  transferred by endorsement  thereon shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.


ARTICLE III  DIRECTORS
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         1. A Board of  Directors,  consisting of at least three (3) and no more than nine (9) persons shall be chosen annually by the stockholders at their annual meeting to manage the affairs of the company except that in case all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of Directors may be less than three (3) but not less than the number of stockholders. The Directors' term of office shall be one
(1) year, and Directors may be re-elected for successive annual terms.
         2. Vacancies on the Board of Directors by reason of death, resignation or causes shall be filled by the remaining Director or Directors choosing a Director or Directors to fill the unexpired term.
         3. Regular meetings of the Board of Directors shall be held at 11:00 a.m. on the 10th day of January, April, July, and October, beginning in January 1989 at the office of the company at Reno, Nevada, or at such other time or place as the Board of Directors shall by resolution appoint; special meetings may be called by the President, or any Director giving ten (10) days' notice to each Director. Special meetings may also be called by execution of the appropriate waiver of notice and call when executed by a majority of the Directors of the company. A majority of the Directors shall constitute a quorum.
         4. The Directors shall have the general management and control of the business and affairs of the company and shall exercise all the powers that may
be  exercised  or  performed  by  the  corporation,   under  the  statutes,  the
certificates of incorporation, and the Bylaws. Such management will be by equal vote of each member of the Board of Directors with each board member having an equal vote.

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         5. A resolution,  in writing, signed by all the members of the Board of
Directors, shall constitute action by the Board of Directors to the effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting; and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.


ARTICLE IV  OFFICERS
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         1. The officers of this company  shall  consist of a President,  one or more Vice Presidents, Secretary-Treasurer, Resident Agent and such other officers as shall from time to time be elected or appointed by the Board of Directors.
         2. The PRESIDENT shall preside at all meetings of the Directors and the Stockholders. He shall sign or countersign all stock certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are required by him by the Board of Directors.
         3. The VICE PRESIDENT shall exercise the functions of the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him from time to time by the Board of Directors.
         4. The SECRETARY shall issue notices for all meetings as required by the Bylaws, shall keep a record of the minutes of the proceedings of the meetings of the Stockholders and Directors, shall have charge of the Corporate books, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors. He shall be responsible that the corporation complies with Section 78.105 of the Nevada

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Corporation  Laws and supplies to the Nevada Resident Agent or Principal  Office in Nevada, any and all and all amendments or changes to the Bylaws of the Corporation. In compliance with Section 78.105, he will also supply to the Nevada Resident Agent or Principal Office in Nevada, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in the section is kept.
         5. The TREASURER shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.
         6. The RESIDENT AGENT shall be in charge of the corporation's registered office in the State of Nevada, upon whom process against the corporation may be served and shall perform all duties required of him by statute.
         7. The salaries of all officers shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board.
         8. Each of such officers shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be reelected or appointed for successive annual terms.
         9. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.


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ARTICLE V  INDEMNIFICATION OF OFFICERS AND DIRECTORS
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         1. The  corporation  shall  indemnify  any and all of its  Directors or
Officers or former Directors or Officers or any person who may have served at its request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Directors or Officers or a Director or Officer of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suits or proceedings to be liable for negligence or misconduct, in the performance of duty. Such indemnification shall not be deemed exclusive or any others' rights to which those indemnified may be entitled, under Bylaw, agreement, vote of stockholders or otherwise.


ARTICLE VI AMENDMENTS
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         1.  Any of  these  Bylaws  may be  amended  by a  majority  vote of the stockholders at any annual meeting or at any special meeting called for that purpose.
         2. The Board of Directors may amend the Bylaws or adopt additional Bylaws, but shall not alter or repeal any Bylaws adopted by the stockholders of the company.


                                               CERTIFIED TO BE THE BYLAWS OF

                                               ACTIVE ACQUISTIONS, INC.


                                               By   /s/ Jean P. Boyd
                                                    ----------------
                                                    SECRETARY


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